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                                                                       Exhibit 5


                  [Letterhead of Muldoon Murphy & Aguggia LLP]



                                  July 9, 2007



Board of Directors
Chicopee Bancorp, Inc.
70 Center Street
Chicopee, Massachusetts  01013

         RE:      CHICOPEE BANCORP, INC. 2007 EQUITY INCENTIVE PLAN

Board Members:

         We have been requested by Chicopee Bancorp, Inc., a Massachusetts corporation (the "Company"), to issue our opinion in connection with the registration on Form S-8 of 1,041,510 Shares of the Company's common stock, par value $0.01 per share (the "Shares"). The registration statement on Form S-8 ("Registration Statement") covers 1,041,510 Shares that may be issued as awards under the Chicopee Bancorp, Inc., Inc. 2007 Equity Incentive Plan (the "Plan"). The Plan provides that no more than 743,936 Shares may be issued upon the exercise of stock options and no more than 297,574 Shares may be issued upon the grant of restricted stock awards. The registration of the Shares is being effected under the Securities Act of 1933, as amended (the "Securities Act").

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

         Based on the foregoing, and limited in all respects to Massachusetts law, it is our opinion that the Shares reserved for issuance under the Plan are duly authorized and, with respect to the Shares issuable upon the exercise of stock options granted or to be granted under the Plan, when issued upon exercise of and payment for such stock options, and, with respect to Shares covered by awards of restricted stock under the Plan, when issued in the manner described in the Plan, such Shares will be validly issued, fully paid and nonassessable.


         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.

                                Very truly yours,


                                /s/ Muldoon Murphy & Aguggia LLP
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                                MULDOON MURPHY & AGUGGIA LLP